AGREEMENT



                                     Between


                                Wolfgang Schwarz
                     Sport- und Kulturveranstaltungen GesmbH

                                 Passauerplatz 1
                                  A-1010 Vienna
                                     Austria
                        (henceforth referred to as MP/WS)

                                       and


                                  PROVE VB Kft.

                                  Filler u. 58
                                  1022 Budapest
                                     Hungary
                    (henceforth referred to as the promoter)




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1)

MP/WS, Passauerplatz 1, 1010 Vienna, as the license holder for Elite Model Look HUNGARY 1999 (EML), permits the sublicence to, PROVE VB Kft., Filler u. 58, 1022 Budapest, Hungary.

The costs for the sublicense for the Elite Model Look 1999 Hungary will be US$ 18.000,- (eighteen-thousend). The money has to go to: Vorarlberger Landes und Hypothekenbank, account no: 20 222 499 111, branch no: 58020 - Singerstrasse 12, 1010 Vienna. The first installment of USD 10.000,- (ten-thousend) has to be paid till January 15th, 1999, the second installment of USD 6.000,- (six-thousend) till March 15th, 1999 and the third and final installment in the amount of USD 2.000,- (two-thousend) has to be paid on April 3rd, 1999.

PROVE VB Kft receives the option for buying the EML Hungary sublicense for the year 2000. In case that individual points of this signed sublicense contract for the Elite Model Look 1999 is poorly fulfilled or not fulfilled, Maximal Productions/Wolfgang Schwarz has the right to cancel the option. In this case the option is not valid anymore. This option has to be accept by mutual agreement. The price for the sublicense for EML 2000 increase of 20% (basis is 1999).

2)

It is agreed that PROVE VB Kft is the general representative for EML'99 in Hungary and as such responsible for associated PR. Under this agreement, the promoter is obliged to seek MP/WS approval for the launch in the print media, as well as for reports for the electronic media. For these and all other related activities, the promoter is obliged to mention both Elite and the general representative for eastern and central Europe, Wolfgang Schwarz. A list of all EML mediapartners (name and kind of media) has to be sent to MP/WS.

As Elite / Look International are currently under negotiations for a global partnership with Procter&Gamble for ,,Pantene's" hair care products (shampoo, conditioner and hairspray) and Gillette for female depilation it's obligatory to the promoter to promote these international partners of the Elite Model Look according to the International Agreements (will be sent to you as soon as they are available).

The creative concept for the show and the launching has to be created according to the guidelines of MP/WS and will be supervised by one representive of Look International/Maximal Productions.

Beauty Camp, Scouting and Search has to be discussed and supervised by a representive of Look International.

3)

The  promoter  is  obliged to follow  strictly  the  guidelines  laid down (see:
Guidelines for Holding a National Contest) for the choice of location for the gala evening, the selection of the members of the jury, and for the layout of the contestants' coupon (see sample).


The EML logo may be used for promotional purposes for the duration of the permit. All artwork, graphics and wording must be approved by MP/WS.

The promoter is obliged to invite MP/WS or one representative of Look International/Maximal Production to the creativ process of planing the event (see point 2) - the expenses (flight and accommodation) will be covered by the promoter.

The promoter is also obliged to send MP/WS a monthly report (from the beginning till the final) about the proceedings and also a final report after the EML.

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4)

The form to be taken for the Final:

Agreed is that the final evening is to be held in Budapest.

It is further agreed that the final is to be held between the 1st of June and the 31st of July 1999 and correspond to the guidelines of the Elite Model Look.

The selection of the jury as well as the creative participants (photographers, video crews etc.) is to be discussed with MP/WS. MP/WS is to be kept informed of and given sufficient notice of: location, stage settings, choreography and organization teams. MP/WS shall be informed in writing and shall give it's opinion, approval or objections within 10 days - otherwise it shall be deemed to approval of such notification was granted (see point 2).

5)

The promoter has the right to make use of the EML logo and mark. All artwork, graphics and wording to be approved by MP/WS.

The promoter has the right to canvass for sponsors. Such sponsors may use the EML logo in connection with advertising and promotion for the duration of this contract - but only until 31st September 1999 for their own advertising purposes. All artwork, graphics and wording to be approved by MP/WS.

A contractual agreement is to be undertaken between each sponsor and the promoter. MP/WS is to be notified of such contractual agreements with fifteen days of signing. A list of all participating sponsors has to be send to MP/WS.

Notwithstanding the above, MP/WS may introduce a sponsor to the promoter for the National Events, which sponsor the promoter must accept unless there is a direct conflict between said sponsor and any of the promoters existing sponsors. MP/WS reserves the right to determine, within ist sole discretion, whether a direct conflict exists. Monies received by MP/WS from any such sponsor with respect to Hungary will be used by MP/WS to sponsor the National Events in Hungary as mutually agreed upon by MP/WS and the promoter.

If MP/WS has eastern and central europe wide sponsors for the Event or primary sponsors in the territories where the country is located then, the promoter will credit such sponsors in their advertising, publicity campaign (publications, televisions, radio etc.) in a manner deemed appropriate by MP/WS, unless there is a direct conflict between the sponsors and any sponsors of the promoter, in which case the promoter's sponsor will prevail. MP/WS reserves the right to determine, within ist sole discretion, whether a direct conflict exists. MP/WS will periodically inform the promoter of europenwide sponsors and/or sponsors in the promoters country.

It's agreed that if any of the above mentioned sponsorship deals (see paragraph 2 and 5) will be closed that the promoter receives:

a)       30% from the global endorsementdeals and/or

b)       80% from the local sponsorship deals

which have been initiated and/or negotiated by MP/WS or Look Internnational.

6)

If it's the promoters wish, MP/WS and ELITE will make one of the international top models available to attend the final competition show if the adequate fee can be provided.

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7)

In connection with the guidelines for holding the national contest, the following points are to be observed in the selection of the contestants:

a) The promoter bears the responsibility for bringing the winner(s) to the international final (i.e. transport and the girl's preparation are to be guaranteed).

b) At the national final, attention is to paid to security personnel and supervision.

c) Hotel accommodation as well as airline tickets is to be guaranteed for the representatives from Elite participating in the jury at the national semifinal and final. Hotel rooms for the representatives from Elite are to be of luxury class standard, airline tickets 1st or business class.

d) In order to ensure that finalists are able to participate in the international final, they must sign the international EML winner's contract prior to participation in the national final. The promoter will intermediate the winner's contract signature by all finalists prior to participation in the EML national final and shall ensure that no finalist will be admitted to the national final without signature of such contract.

e) ELITE guarantees minimum prizes of US$ 925,000.- for the first fifteen winners at the international final.

8)

The promoter herewith guarantees that - at his own cost - all regional and by-laws are to be confirmed with, and that the standard of the event confirms to the international guidelines.

Any disagreements arising from this contract are to be settled in accordance with Austrian law.

The promoter shall independently fulfill it's responsibilities towards its regional partners as agreed in the contract. Thereby the promoter declares EML and MP/WS free of redress and liability ensuing from such responsibilities.


9)

In the case of individual points in this agreement are not or only partly being fulfilled, in the event of liquidation or bancruptcy proceedings being opened against the promoter's firm, MP/WS has the right to terminate the agreement and to engage other persons for the running of EML Hungary.

The promoter equally has the right to terminate the contract should individual points in this agreement not or only partly be fulfilled by MP/WS.

10)

The promoter and MP/WS are bound to keep the contents of this agreement strictly confidential. In the event of a breach, an immediate termination and sanctions may result.

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11)

The duration of this Agreement is for limited period of time, from the day the Agreement shall become effective to the September 30, 1999.

12)

This agreement has two copies, one for each of the signatories. This agreement becomes effect from the moment of signing.


Vienna, 20th November 1998






-------------------------------------        -----------------------------------
        Maximal Productions/                            Gabor Balassa
          Wolfgang Schwarz                               PROVE VB Kft